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                                                                    EXHIBIT 10.4

            CONSULTATION AND SCIENTIFIC ADVISORY BOARD AGREEMENT

     This Agreement, effective as of March 10, 1995, is between Inspire Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, and Richard Boucher, M.D. ("Consultant").

                              W I T N E S S E T H

     WHEREAS, Consultant is a faculty member at the University of North Carolina at Chapel Hill (the "University");

     WHEREAS, pursuant to the University's regulations concerning professional consulting and additional workload, Consultant is permitted to enter into consulting agreements with private companies;

     WHEREAS, the Company desires to have the benefit of Consultant's knowledge and experience, and Consultant desires to provide consulting services to the Company, all as hereinafter provided in this Agreement; and

     WHEREAS, the Company desires to have Consultant serve as Chairman of the Company's Scientific Advisory Board (the "SAB"), and Consultant desires to serve as Chairman of such SAB;

     NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, the Company and Consultant hereby agree as follows:

     1.   Consultation and Scientific Advisory Board. The Company shall retain
          ------------------------------------------
Consultant as a consultant, and Consultant shall serve the Company as a consultant and Chairman of the SAB upon the terms and conditions hereinafter set forth.



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     2.   Term. Subject to the terms and conditions hereinafter set forth, the
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term of the Consultant's consulting arrangement and service on the SAB hereunder
(hereinafter referred to as the "Consultation Period") shall commence on the date hereof, and shall continue for a period of three (3) years; provided,
                                                                 --------
however, that the Consultation Period shall automatically be extended for
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additional periods of one (1) year each unless and until either party shall give the other party thirty (30) days notice of termination prior to the end of the initial Consultation Period or any one (1) year extension thereof (in the manner hereinafter provided).

     3.   Consulting and SAB Member Duties.
          --------------------------------

          3.1. During the Consultation Period, Consultant shall render to Company or to Company's designee such consulting services in his areas of expertise and knowledge related to the field of airway diseases and the development of low molecular weight molecules for therapeutic or diagnostic purposes (the "Field"), at such times and places as Company may from time to time reasonably request. The Company shall give Consultant reasonable advance notice of any services required of him hereunder.

          3.2. All work to be performed by Consultant for the Company shall be under the general supervision of the Company.

          3.3. Consultant shall perform the consulting services in a manner consistent with the needs of the Company as determined by the Board of Directors or the President of the Company. All work performed by Consultant to the Company shall be at times reasonably convenient to the Consultant, and nothing contained herein shall interfere with Consultant's teaching responsibilities, research duties or other responsibilities required by the University, his other teaching and administrative responsibilities or the policies of the

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University or the Consultant's Department regarding the scheduling of outside services (see Exhibit A).

          3.4. During the Consultation Period, Consultant shall serve as Chairman of the SAB which will meet periodically to advise the Company on scientific affairs. As Chairman of the SAB, Consultant will advise the Chief Executive Officer of the Company regarding the selection of other active and effective members of the SAB, and will recommend such proposed members to the Board of Directors for consent and approval.

     4.   Compensation.
          ------------

          4.1.   Consulting Fees.  The Company shall pay to the Consultant the
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following annual consulting fees:

                     Year One:       $40,000
                     Year Two:       $45,000
                     Year Three:     $50,000

     Such consulting fees shall be payable in arrears in twelve (12) equal monthly installments within ten (10) days of the last day of each month.

          4.2.   Reimbursement of Expenses.  The Company shall reimburse the
                 -------------------------
Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant the amounts shown on each such statement within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $500.00 per month without the prior written approval of the Company.

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          4.3.   Benefits.  The Consultant shall not be entitled to any
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benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

     5.   Equity to Consultant.  In partial consideration of the consulting
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services and service on the SAB, the Company shall grant to Consultant founder's stock consisting of seven hundred thousand (700,000) shares of the Company's Common Stock, $.001 par value per share, under the terms of a Restricted Stock Purchase Agreement to be executed by the Company and Consultant.

     6.   Termination.  The Consultation Period shall terminate upon the
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occurrence of any of the following events:

     (a) Immediately and without notice upon the death or legal incapacity of the Consultant;

     (b) At the option of the Board of Directors of the Company, with cause, immediately upon written notice to the Consultant; or

     (c)  At the option of the Consultant, in his sole discretion, upon ninety
          (90) days prior written notice to the Company.

For the purposes of subsection (b) above, the term "for cause" shall mean (i) material failure to perform assigned duties for the Company, as described in this Agreement, or any acts or omissions constituting gross negligence or willful misconduct in relation to such duties, (ii) commission of a material breach of any obligation under this Agreement, or (iii) conviction for, pleading guilty to, or pleading nolo contendere to any crime involving moral turpitude or any crime that is a felony. In the event of such termination, the Consultant shall be entitled to payment for services performed and expenses paid or incurred prior to the effective date of termination, subject to the limitation on reimbursement of expenses set forth in Section 4.2. Such payments shall constitute full settlement of any and

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all claims of the Consultant under this Agreement for compensation or reimbursement of expenses against the Company. Notwithstanding the foregoing, the Company may terminate the Consultation Period, effective immediately upon receipt of written notice, if the Consultant breaches or threatens to breach any provision of Sections 7, 8, or 10.

     7.   Cooperation.  The Company shall provide such access to its information
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and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

     8.   Inventions; Proprietary Information and Materials.
          -------------------------------------------------

          8.1. Inventions.
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               8.1.1.  All inventions, discoveries, tangible materials, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) related to the Field which are made, conceived, reduced to practice, created, written, designed, discovered or developed by the Consultant, solely or jointly with others and whether during normal business hours or otherwise, in the course of performing services requested by the Company or thereafter if resulting directly or indirectly derived from Proprietary Information and Materials of the Company (as defined below) (collectively, "Inventions") shall be the sole property of the Company. The Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as his duly authorized attorney to execute, file, prosecute and protect the same

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before any government agency, court or authority. Upon the request of the
Company and at the Company's expense, the Consultant shall execute such further assignments, documents and other instruments as may be reasonably necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in any reasonable manner and at the expense of the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.

          8.1.2. The Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.

          8.1.3. Consultant shall not perform any duties under this Agreement on the premises of the University or in any other manner that could result in claims by the University of rights in any work product generated by Consultant while performing duties requested by the Company hereunder, unless the Company and the University have entered into a written agreement that allocates ownership of such work product, in which case the terms of such agreement shall on the premises of the University or in any other manner that could result in claims by the University of rights in any work product generated by Consultant while performing duties requested by the Company hereunder, unless the Company and the University have entered into a written agreement that allocates ownership of such work product, in which case the terms of such agreement shall prevail in the event of any conflict with this Section 8.1.

          8.2. Proprietary Information and Materials.
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               8.2.1.  The Consultant acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information and Materials (as defined in subparagraph 8.2.2 below). The Consultant agrees that he will not, during the

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Consultation Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Invention.

               8.2.2. For purposes of this Agreement, Proprietary Information and Materials shall mean, by way of illustration and not limitation, all information and tangible materials (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of performing services as a consultant to the Company.

               8.2.3. The Consultant's obligations under this Section 8.2 shall not apply to any information or tangible material that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 8.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

               8.2.4. Upon termination of this Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) and

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tangible materials in the possession of Consultant and which were provided to the Consultant by the Company.

               8.2.5. The Consultant represents that his retention as a consultant with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

               8.2.6. The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to him and to take all action necessary and reasonable to discharge the obligations of the Company under such agreements.

          8.3. Remedies.  The Consultant acknowledges that any breach of the
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provisions of this Section 8 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to seek the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) to prevent the violation of Consultant's obligations hereunder without the necessity of proving actual damages.

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     9.   Independent Contractor Status.  The Consultant shall perform all
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services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

     10.  Noncompetition.
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          10.1.  Consultant represents and warrants that, as of the date hereof, except as  set forth in Exhibit A, he is not a party to any agreement or
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arrangement that would require him to conduct activities in the Field for another party or would prevent him from carrying out his obligations to the Company under this Agreement. During the Consultation Period, Consultant shall immediately disclose to the Company the occurrence of either of the activities described in the preceding sentence. If Consultant fails to notify the Company of such activities within thirty (30) days of the occurrence thereof, the Company shall have the right to terminate this Agreement immediately upon notice to Consultant.

          10.2. Consultant understands the confidential nature of the information and materials he will acquire or develop in performing his services under this Agreement. Consultant acknowledges that if such information or materials were revealed to competitors of the Company, then such disclosure could cause damage to the Company. Therefore, for the duration of the Consultation Period and for one (1) year thereafter, Consultant shall not engage in any activities that would compete with the Company, in the Field, except as to activities disclosed on Exhibit A or activities for which Consultant has previously notified the Company under Section 10.1 including without limitation becoming employed by, serving as a consultant for, serving as a member of a scientific advisory board (or a comparable organization) for, or acting in any manner on behalf of any other for-profit enterprise that

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conducts activities competitive with those of the Company in the Field, without first obtaining the written consent of the Company. The Company agrees not to unreasonably withhold or delay its consent to activities by Consultant in competitive areas with respect to which the Company either has no business or does not intend to develop business.

     11.  Notices.  All notices required or permitted under this Agreement shall
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be in writing delivered by a recognized national overnight courier, personal delivery, or facsimile transmission and shall be deemed effective upon receipt. The parties shall designate their addresses and facsimile numbers.

     12.  Pronouns.  Whenever the context may require, any pronouns used in this
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Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     13.  Entire Agreement.  This Agreement constitutes the entire agreement
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between the parties and supersedes all prior agreements and understandings,
whether written or oral,    relating to the subject matter of this Agreement.

     14.  Amendment.  This Agreement may be amended or modified only by a
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written instrument executed by both the Company and the Consultant.

     15.  Governing Law.  This Agreement shall be construed, interpreted and
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enforced in accordance with the laws of the State of North Carolina.

     16.  Successors and Assigns.  This Agreement shall be binding upon, and
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inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

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     17.  Miscellaneous.
          -------------

          17.1. No delay or omission by the Company or the Consultant in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or Consultant on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          17.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          17.3. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                              INSPIRE PHARMACEUTICALS, INC.



                              By:   /s/ H. Jeff Leighton
                                  --------------------------

                              Name: H. Jeff Leighton
                              Title: President / CEO


                              CONSULTANT



                                /s/ Richard Boucher, M.D.
                              ------------------------------
                              Richard Boucher, M.D.

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                                   EXHIBIT A

                     Disclosure of Activities in the Field
                     -------------------------------------


1. Glaxo activities include consulting, research and clinical development of amiloride for the treatment of lung disease in Cystic Fibrosis. Assistance and consulting also provided in study design, FOA discussions, and multi-center study of CF patients.

2. Participation in clinical studies and other consultations regarding gene transfer in CF at the present time. Intend to continue studies of gene transfer in connection with CF/airway diseases.

3. University policy varies by Department, but generally, no outside Consultation is permitted which would require services in excess of one-half day per week.

4. Consultant shall be permitted to conduct research activities at the University under grants sponsored by the Federal Government or any non-profit organization.

5. Consultant shall be permitted to fulfill any teaching duties required by the University.

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